Burke & Herbert Financial Services Corp. Announces First Quarter 2023 Results and Declares Common Stock Dividend

For Immediate Release
April 28, 2023

Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company”) (Nasdaq: BHRB) reported financial results for the quarter ended March 31, 2023. In addition, at its meeting on April 27, 2023, the board of directors declared a $0.53 per share regular cash dividend to be paid on June 1, 2023, to shareholders of record as of the close of business May 15, 2023.

The Company notes the following first quarter highlights:

•Balance sheet remains strong with ample liquidity and capital ratios significantly higher than regulatory defined well-capitalized levels;

•Asset quality remains stable across the loan portfolio with adequate reserves;

•Focus remains on strategic initiatives to profitably expand market share, transform the Company’s digital capabilities and grow sources of non-interest income; and

•On April 26, 2023, the Company’s common shares, previously quoted on OTC Markets, began trading on the Nasdaq stock exchange.

From David P. Boyle, Company Chair, President and Chief Executive Officer

“During an extremely volatile quarter across the industry, we grew loans, opportunistically bolstered our liquidity position, and increased our capital position. Despite an environment that resulted in a rapid increase in interest expense, the team delivered a year-over-year increase in pretax, pre-provision earnings and remains steadfastly focused on executing our strategic initiatives.”

Results of Operations

First Quarter 2023 - Comparison to prior year quarter

Net income for the three months ended March 31, 2023, was $7.5 million or $1.6 million lower than the three months ended March 31, 2022.

Total revenue (non-GAAP) for the three months ended March 31, 2023, was $29.0 million or 5% higher than the three months ended March 31, 2022, and included $22.8 million in interest and fees on loans and $11.3 million on investment security income, which was a 38% increase and a 45% increase, respectively, over the prior year three months ended March 31, 2022. Overall, interest income for the three months ended March 31, 2023, was $34.3 million or 42% higher than the three months ended March 31, 2022. The increase in interest income for the Company’s loans was due to higher balances and rates, and the interest income increase in investment securities was primarily due to higher rates. Loans, net of allowance for credit losses, ended the quarter at $1.9 billion or 11% higher than March 31, 2022, while the investment portfolio fair value ended the quarter at $1.4 billion or 11% lower than the prior year quarter.

The increase in interest income was offset by an increase in interest expense, which was $9.6 million for the three months ended March 31, 2023, or $8.8 million higher than the prior year period. The rapidly rising rate environment resulted in an increase in the Company’s cost of funds that outpaced the resulting benefit of higher rates on assets. The Company’s deposit and borrowing interest expense was $5.4 million

Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release.

and $4.2 million or $5.0 million and $3.8 million higher for the three months ended March 31, 2023, and March 31, 2022, respectively. Deposits ended the quarter at $3.0 billion or 2% higher than the same period in 2022. Non-interest-bearing deposits decreased by 6% to $906.7 million and borrowed funds increased by 43% to $321.7 million from the prior year quarter ended March 31, 2022.

Non-interest income for the three months ended March 31, 2023, increased $0.1 million from the same period last year to $4.2 million. The increase was primarily due to higher other non-interest income revenue. Within other non-interest income, the Company received more dividend income from the Federal Home Loan Bank than in the prior year quarter ended March 31, 2022.

On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The adoption was prospective with a day-one non-earnings impact adjustment to the Company’s capital, net of taxes, of $3.4 million. This impact is reflected in our capital ratios without any transition adjustment for the adoption of CECL. For the three months ended March 31, 2023, the Company recorded a provision for credit losses of $0.5 million compared to a recapture of credit losses of $2.6 million in the prior year quarter. Revenue after provision for credit losses was $28.5 million for the three months ended March 31, 2023, which was a decrease of 6% compared to the same period last year.

Non-interest expense increased by $1.2 million, or 6%, for the three months ended March 31, 2023, from the prior year three months ended March 31, 2022. The increase was driven by higher personnel related expenses, primarily benefits and pension, due to increased healthcare costs and general macro-economic conditions. The Company also incurred expenses related to the efforts of listing our common stock on the Nasdaq stock exchange and the filing of a Form 10 Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register our common stock under the Securities Exchange Act of 1934, as amended.

Burke & Herbert Bank & Trust Company, the Company’s wholly-owned bank subsidiary, continues to be well-capitalized with capital ratios that are above regulatory requirements. As of March 31, 2023, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk weighted asset ratios were 17.4% and 18.5% and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 11.1% compared to a 5% level to be considered well-capitalized.

As of March 31, 2023, total shareholders’ equity was $289.8 million or 12% lower than March 31, 2022, due to the impact of higher rates on the fair value of our securities portfolio.
For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.

Burke & Herbert Financial Services Corp. is the bank holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington DC Metro area. The Bank offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs and has over 20 branches throughout the Northern Virginia region and commercial loan offices in Fredericksburg, Loudoun County, Richmond, and in Bethesda, Maryland. Learn more at www.burkeandherbertbank.com.

Member FDIC; Equal Housing Lender

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on certain assumptions and describe future plans, strategies and expectations of the Company and the Bank, including with respect to the Company's ability to maintain adequate liquidity, meet and exceed regulatory capitalization requirements, execute on strategic priorities and initiatives, expand market share, and transform its digital capabilities. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The Company’s forward-looking statements are subject to the following principal risks and uncertainties: the risk factors discussed in the Company’s Registration Statement on Form 10-K, as amended, and as ordered effective by the Securities and Exchange Commission on April 21, 2023. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three months ended March 31,
	2023	2022
Interest income
Loans, including fees	$22,760	$16,450
Taxable securities	9,802	5,358
Tax-exempt securities	1,458	2,426
Other interest income	308	18
Total interest income	34,328	24,252
Interest expense
Deposits	5,401	400
Borrowed funds	4,138	366
Other interest expense	15	15
Total interest expense	9,554	781
Net interest income	24,774	23,471

Provision for (recapture of) credit losses	515	(2,638)
Net interest income after credit loss expense	24,259	26,109

Non-interest income
Fiduciary and wealth management	1,337	1,305
Service charges and fees	1,635	1,633
Net gains (losses) on securities	—	104
Income from life insurance	560	537
Other non-interest income	682	536
Total non-interest income	4,214	4,115

Non-interest expense
Salaries and wages	9,494	9,529
Pensions and other employee benefits	2,468	2,039
Occupancy	1,457	1,546
Equipment rentals, depreciation and maintenance	1,339	1,379
Other operating	5,607	4,672
Total non-interest expense	20,365	19,165
Income before income taxes	8,108	11,059

Income tax expense	584	1,933
Net income	$7,524	$9,126

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$10,616	$9,124
Interest-bearing deposits with banks	106,323	41,171
Cash and cash equivalents	116,939	50,295
Securities available-for-sale, at fair value	1,362,785	1,371,757
Restricted stock, at cost	9,129	16,443
Loans held-for-sale, at fair value	360	—
Loans	1,951,738	1,887,221
Allowance for credit losses	(25,704)	(21,039)
Net loans	1,926,034	1,866,182
Premises and equipment, net	55,157	53,170
Accrued interest receivable	15,158	15,481
Company-owned life insurance	93,053	92,487
Other assets	92,571	97,083
Total Assets	$3,671,186	$3,562,898

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$906,723	$960,692
Interest-bearing deposits	2,125,668	1,959,708
Total deposits	3,032,391	2,920,400
Borrowed funds	321,700	343,100
Accrued interest and other liabilities	27,312	25,945
Total Liabilities	3,381,403	3,289,445

Shareholders’ Equity
Common Stock	4,000	4,000
Additional paid-in capital	12,686	12,282
Retained earnings	424,532	424,391
Accumulated other comprehensive income (loss)	(123,809)	(139,495)
Treasury stock	(27,626)	(27,725)
Total Shareholders’ Equity	289,783	273,453
Total Liabilities and Shareholders’ Equity	$3,671,186	$3,562,898

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	March 31	December 31	September 30	June 30	March 31
	2023	2022	2022	2022	2022

Per common share information
Basic earnings	$1.01	$1.80	$1.50	$1.40	$1.23
Diluted earnings	1.00	1.78	1.49	1.39	1.23
Cash dividends	0.53	0.53	0.53	0.53	0.53
Book value	39.02	36.82	34.40	39.21	44.57

Balance sheet-related (at period end, unless indicated)
Assets	$3,671,186	$3,562,898	$3,501,145	$3,585,822	$3,551,739
Average earning assets	3,331,920	3,255,213	3,328,594	3,342,045	3,384,644
Loans (gross)	1,951,738	1,887,221	1,751,827	1,748,508	1,760,308
Loans (net)	1,926,034	1,866,182	1,730,874	1,725,146	1,731,247
Securities, available-for-sale, at fair value	1,362,785	1,371,757	1,453,104	1,515,974	1,526,948
Non-interest-bearing deposits	906,723	960,692	980,714	987,748	965,482
Interest-bearing deposits	2,125,668	1,959,708	1,996,946	1,972,675	2,008,137
Deposits, total	3,032,391	2,920,400	2,977,660	2,960,423	2,973,619
Brokered deposits	389,185	100,273	—	—	—
Uninsured deposits	715,053	843,431	847,973	897,669	870,749
Borrowed funds	321,700	343,100	243,000	310,000	225,000
Unused borrowing capacity(1)	809,127	622,186	743,456	977,935	995,436
Equity	289,783	273,453	255,471	291,138	330,910
Accumulated other comprehensive income (loss)	(123,809)	(139,495)	(147,578)	(104,221)	(57,496)

(1) Includes Federal Home Loan Bank and correspondent bank availability.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	March 31	December 31	September 30	June 30	March 31
	2023	2022	2022	2022	2022

Ratios
Return on average assets (annualized)	0.85%	1.51%	1.23%	1.17%	1.03%
Return on average equity (annualized)	10.83	20.66	14.99	13.48	9.91
Net interest margin (non-GAAP)	3.06	3.46	3.25	3.15	2.89
Efficiency ratio	70.25	51.24	64.48	67.61	69.47
Loans to deposit ratio	64.36	64.62	58.83	59.06	59.20
Common Equity Tier 1 (CET1) capital ratio(2)	17.40	17.89	18.23	18.09	17.47
Total capital to risk-weighted assets ratio(2)	18.50	18.81	19.18	19.16	18.72
Leverage ratio(2)	11.09	11.30	11.03	10.94	10.88

Income statement
Interest income	$34,328	$32,574	$29,265	$26,542	$24,252
Interest expense	9,554	4,665	2,584	911	781
Non-interest income	4,214	4,217	4,259	4,496	4,115
Total revenue (non-GAAP)	28,988	32,126	30,940	30,127	27,586
Non-interest expense	20,365	16,462	19,951	20,368	19,165
Pretax, pre-provision earnings (non-GAAP)	8,623	15,664	10,989	9,759	8,421
Provision for (recapture of) credit losses	515	98	(2,388)	(2,538)	(2,638)
Income before income taxes	8,108	15,566	13,377	12,297	11,059
Income tax expense	584	2,213	2,240	1,900	1,933
Net income	$7,524	$13,353	$11,137	$10,397	$9,126

(2) Ratios are for Burke & Herbert Bank & Trust Company for all periods presented.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
As of or for the three months ended
(In thousands)

Total Revenue (non-GAAP)
	March 31	December 31	September 30	June 30	March 31
	2023	2022	2022	2022	2022
Interest income	$34,328	$32,574	$29,265	$26,542	$24,252
Interest expense	9,554	4,665	2,584	911	781
Non-interest income	4,214	4,217	4,259	4,496	4,115
Total revenue (non-GAAP)	$28,988	$32,126	$30,940	$30,127	$27,586

Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and how stable our revenue sources are from period to period.

Pretax, Pre-Provision Earnings (non-GAAP)
	March 31	December 31	September 30	June 30	March 31
	2023	2022	2022	2022	2022
Income before taxes	$8,108	$15,566	$13,377	$12,297	$11,059
Provision for (recapture of) credit losses	515	98	(2,388)	(2,538)	(2,638)
Pretax, pre-provision earnings (non-GAAP)	$8,623	$15,664	$10,989	$9,759	$8,421

Pretax pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP)
	March 31	December 31	September 30	June 30	March 31
	2023	2022	2022	2022	2022
Net interest income	$24,774	$27,909	$26,681	$25,631	$23,471
Taxable-equivalent adjustments	387	455	621	655	645
Net interest income (Fully Taxable-Equivalent - FTE)	$25,161	$28,364	$27,302	$26,286	$24,116

Average earning assets	$3,331,920	$3,255,213	$3,328,594	$3,342,045	$3,384,644
Net interest margin (non-GAAP)	3.06%	3.46%	3.25%	3.15%	2.89%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
As of or for the three months ended
(In thousands)
equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP. Taxable-equivalent net interest income is only used for calculating net interest margin. The fully taxable equivalent net interest income is annualized and then is divided by the average earning assets to calculate net interest margin. Net interest income shown elsewhere in this presentation is GAAP net interest income. The tax-rate used for this adjustment is 21%.